Exhibit 99.2

NEWS RELEASE

Release Time:Immediate

Contact:Susan Blair, (501) 978-2217

Date:July 21, 2016

Bank of the Ozarks, Inc. Announces Completion of its Merger

With C1 Financial, Inc.

LITTLE ROCK, ARKANSAS – Bank of the Ozarks, Inc. (NASDAQ: OZRK) (“Company”) announced today the completion of its merger of C1 Financial, Inc. (“C1”) with and into the Company effective July 21, 2016. Simultaneous with the closing of this merger, C1 Bank, C1’s wholly-owned bank subsidiary, merged with and into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks.  This is the Company’s fifteenth acquisition since March of 2010. At June 30, 2016, C1 had approximately $1.7 billion of total assets, $1.4 billion of loans and $1.3 billion of deposits.

Pursuant to the terms of the merger agreement, each share of C1 common stock issued and outstanding immediately prior to the closing was converted into the right to receive 0.6283 of a share of the Company’s common stock. Any fractional shares will be paid in cash. In connection with the closing of the merger, the Company issued approximately 9.4 million shares of its common stock to C1 shareholders, net of shares redeemed in exchange for certain C1 Bank loans sold to an affiliate of a former C1 shareholder.

“Bank of the Ozarks is very pleased to complete the acquisition of C1 Bank, providing 33 strategically located and highly complementary Florida offices, including offices in some of Florida’s highest growth and strongest economic markets.  We expect C1’s unique culture and leadership in technology and innovation to be transformational in our quest to be an industry leader in best-in-class customer experiences and operational efficiency.  We have already begun to implement technology enhancements developed at C1 Bank which will benefit our clients throughout our nine state footprint and provide increased operational efficiencies.  Our Florida clients now have access to 44 Florida banking offices and expanded service offerings,” commented George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks.

Trevor Burgess, formerly President and Chief Executive Officer of C1 and founder of C1 Bank, was named Chief Innovation Officer of the Company and its bank subsidiary.  Burgess is recognized nationally for his leadership in banking innovation and was named American Banker’s Community Banker of the Year in 2014. Alan Randolph, formerly Executive Vice President and Senior Lender with C1 Bank, was named Florida Division President at Bank of the Ozarks, overseeing Bank of the Ozarks’ 44 Florida banking offices.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $12.28 billion in total assets as of June 30, 2016 and its shares trade on the NASDAQ Global Select Market under the symbol “OZRK.”  The Company owns a state-chartered subsidiary bank that conducts banking operations through 257 offices in Arkansas, Georgia, Florida, Texas, North Carolina, Alabama, South Carolina, New York and California.  The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.  The Company’s website is: www.bankozarks.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This release and other communications by the Company include certain “forward-looking statements” about the Company that are intended to be covered by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time.  Those statements are subject to certain risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in such forward-looking statements.  These forward-looking statements include, among others, statements about the benefits of the business combination transaction involving the Company and C1, including expectations with respect to future financial and operational performance and other statements that are not historical facts. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties relating to the transaction with C1 include, but are not limited to, the ability to successfully integrate the two institutions and achieve expected synergies and operating efficiencies on the expected timeframe. For a discussion of risks and uncertainties relating to the Company’s business, investors and security holders are urged to read the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such forward-looking statements.